Exhibit 99.1

Marvell Technology, Inc. Reports Third Quarter of Fiscal Year 2023
Financial Results

•Q3 Net Revenue: $1.537 billion, grew by 27% year-on-year
•Q3 Gross Margin: 50.6% GAAP gross margin; 64.0% non-GAAP gross margin
•Q3 Diluted income per share: $0.02 GAAP diluted income per share; $0.57 non-GAAP diluted income per share

Santa Clara, Calif. (December 1, 2022) - Marvell Technology, Inc. (NASDAQ: MRVL), a leader in infrastructure semiconductor solutions, today reported financial results for the third quarter of fiscal year 2023.

Net revenue for the third quarter of fiscal 2023 was $1.537 billion, at the lower end of the Company’s guidance provided on August 25, 2022. GAAP net income for the third quarter of fiscal 2023 was $13 million, or $0.02 per diluted share. Non-GAAP net income for the third quarter of fiscal 2023 was $492 million, or $0.57 per diluted share. Cash flow from operations for the third quarter was $411.0 million.

“In the third quarter of fiscal 2023, we delivered revenue of $1.54 billion, a record for Marvell, growing 27 percent year over year driven by our key growth drivers of cloud, 5G and automotive, as well as share and content gains in our enterprise networking end market,” said Matt Murphy, Marvell’s President and CEO. “Inventory reductions, in particular at our storage customers, are impacting our near-term results and guidance, and we are working closely with them to manage their change in demand in an orderly fashion to clear the path to a resumption of growth. Our design win pipeline remains strong, our new cloud-optimized products are starting to ramp, and we are well positioned to navigate the current environment successfully and remain confident in our long-term growth drivers.”

Fourth Quarter of Fiscal 2023 Financial Outlook

•Net revenue is expected to be $1.400 billion +/- 5%.
•GAAP gross margin is expected to be 49.2% +/- 1%.
•Non-GAAP gross margin is expected to be approximately 64.0%.
•GAAP operating expenses are expected to be approximately $646 million.
•Non-GAAP operating expenses are expected to be approximately $430 million.
•Basic weighted average shares outstanding are expected to be 855 million.
•Diluted weighted average shares outstanding are expected to be 861 million.
•GAAP diluted income per share is expected to be $0.00 +/- $0.05 per share.
•Non-GAAP diluted income per share is expected to be $0.46 +/- $0.05 per share.

GAAP diluted EPS is calculated using basic weighted average shares outstanding when there is a GAAP net loss, and calculated using diluted weighted average shares outstanding when there is a GAAP net income. Non-GAAP diluted EPS is calculated using diluted weighted average shares outstanding.

Conference Call

Marvell will conduct a conference call on Thursday, December 1, 2022 at 1:45 p.m. Pacific Time to discuss results for the third quarter of fiscal 2023. Interested parties may join the conference call by dialing 1-888-317-6003 or 1-412-317-6061, passcode 7355192. The call will be webcast and can be accessed at the Marvell Investor Relations website at http://investor.marvell.com/. A replay of the call can be accessed by dialing 1-877-344-7529 or 1-412-317-0088, passcode 2531241 until Thursday, December 8, 2022.

Discussion of Non-GAAP Financial Measures

Non-GAAP financial measures exclude the effect of stock-based compensation expense, amortization of the inventory fair value adjustment associated with acquisitions, amortization of acquired intangible assets, acquisition and divestiture-related costs, restructuring and other related charges (including, but not limited to, asset impairment charges, employee severance costs, and facilities related charges), resolution of legal matters, and certain expenses and benefits that are driven primarily by discrete events that management does not consider to be directly related to Marvell’s core business.

Marvell uses a non-GAAP tax rate to compute the non-GAAP tax provision. This non-GAAP tax rate is based on Marvell’s estimated annual GAAP income tax forecast, adjusted to account for items excluded from Marvell’s non-GAAP income, as well as the effects of significant non-recurring and period specific tax items which vary in size and frequency, and excludes tax deductions and benefits from acquired tax loss and credit carryforwards and changes in valuation allowance on acquired deferred tax assets. Marvell’s non-GAAP tax rate is determined on an annual basis and may be adjusted during the year to take into account events that may materially affect the non-GAAP tax rate such as tax law changes; acquisitions; significant changes in Marvell’s geographic mix of revenue and expenses; or changes to Marvell’s corporate structure. For the third quarter of fiscal 2023, a non-GAAP tax rate of 6.0% has been applied to the non-GAAP financial results.

Marvell believes that the presentation of non-GAAP financial measures provides important supplemental information to management and investors regarding financial and business trends relating to Marvell’s financial condition and results of operations. While Marvell uses non-GAAP financial measures as a tool to enhance its understanding of certain aspects of its financial performance, Marvell does not consider these measures to be a substitute for, or superior to, financial measures calculated in accordance with GAAP. Consistent with this approach, Marvell believes that disclosing non-GAAP financial measures to the readers of its financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial measures, allows for greater transparency in the review of its financial and operational performance.

Externally, management believes that investors may find Marvell’s non-GAAP financial measures useful in their assessment of Marvell’s operating performance and the valuation of Marvell. Internally, Marvell’s non-GAAP financial measures are used in the following areas:

•Management’s evaluation of Marvell’s operating performance;
•Management’s establishment of internal operating budgets;
•Management’s performance comparisons with internal forecasts and targeted business models; and
•Management’s determination of the achievement and measurement of certain performance-based equity awards (adjustments may vary from award to award).

Non-GAAP financial measures have limitations in that they do not reflect all of the costs associated with the operations of Marvell’s business as determined in accordance with GAAP. As a result, you should not consider these measures in isolation or as a substitute for analysis of Marvell’s results as reported under GAAP. The exclusion of the above items from our GAAP financial metrics does not necessarily mean that these costs are unusual or infrequent.

Forward-Looking Statements under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the federal securities laws that involve risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “seeks,” “estimates,” “can,” “may,” “will,” “would,” “outlook,” “forecast,” “targets” and similar expressions identify such forward-looking statements. These statements are not guarantees of results and should not be considered as an indication of future activity or future performance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Actual events or results may differ materially from those described in this press release due to a number of risks and uncertainties, including, but not limited to: risks related to changes in general economic conditions, or expectations of such conditions, such as rising interest rates, economic slowdowns, recessions, inflation, and stagflation; risks related to our ability to estimate customer demand and future sales accurately; risks related to higher inventory levels; risks related to cancellations, rescheduling or deferrals of significant customer orders or shipments, as well as the ability of our customers to manage inventory; the risk of downturns in the semiconductor industry; our ability to retain and hire key personnel; risks related to the rapid growth of the Company; risks related to the impact of the COVID-19 pandemic which have impacted, and may continue to impact our business and operations, the transportation and manufacturing of our products, and the operations of our customers, distributors, vendors, suppliers, and partners; disruptions caused by COVID-19, including as a result of restrictions that may be imposed by us or third parties, such as quarantines or restrictions on our employees' ability to work, innovate, collaborate, and travel; supply chain disruptions or component shortages that may impact the production of our products including our kitting process or may impact the price of components which in turn may impact our margins on any impacted products and any constrained availability from other electronic suppliers impacting our customers' ability to ship their products, which in turn may adversely impact our sales to those customers; our reliance on our manufacturing partners for the manufacture, assembly, testing and packaging of our products; risks related to the ASIC business model which requires us to use third-party IP including the risk that we may lose business or experience reputational harm if third parties, including customers, lose confidence in our ability to protect their IP rights; the impact of international conflict and economic volatility in either domestic or foreign markets including risks related to trade conflicts, regulations, and tariffs, including but not limited to, restrictions imposed on our Chinese customers; the risks associated with manufacturing and selling products and customers' products outside of the United States; our ability to define, design and develop products for the Cloud and 5G markets; our ability to secure design wins from our customers and prospective customers; our ability to market our 5G products to Tier 1 infrastructure customers; our ability to complete and realize the anticipated benefits of any acquisitions, divestitures and investments; decreases in gross margin and results of operations in the future due to a number of factors, including increasing interest rates and volatility in foreign exchange rates; severe financial hardship or bankruptcy of one or more of our major customers; our ability to realize the expected benefits from restructuring activities; the effects of transitioning to smaller geometry process technologies; the impact of any change in the income tax laws in jurisdictions where we operate and the loss of any beneficial tax treatment that we currently enjoy; our ability to limit costs related to defective products; risks related to our debt obligations; the outcome of pending or future litigation and legal and regulatory proceedings; risk related to our ESG program; our dependence on a small number of customers; the impact and costs associated with changes in international financial and regulatory conditions; our ability and the ability of our customers to successfully compete in the markets in which we serve; our ability and our customers' ability to develop new and enhanced products and the adoption of those products in the market; our ability to accurately categorize our products by end markets; our ability to scale our operations in response to changes in demand for existing or new products and services; risks associated with acquisition and consolidation activity in the semiconductor industry, including any consolidation of our manufacturing partners; our ability to protect our intellectual property; our maintenance of an effective system of internal controls; and other risks detailed in our SEC filings from time to time. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in the “Risk Factors” section of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by us from time to time with the SEC. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

About Marvell

To deliver the data infrastructure technology that connects the world, we’re building solutions on the most powerful foundation: our partnerships with our customers. Trusted by the world’s leading technology companies for over 25 years, we move, store, process and secure the world’s data with semiconductor solutions designed for our customers’ current needs and future ambitions. Through a process of deep collaboration and transparency, we’re ultimately changing the way tomorrow’s enterprise, cloud, automotive, and carrier architectures transform—for the better.
Marvell® and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

Marvell Technology, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2022	July 30, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Net revenue	$1,537.3	$1,516.9	$1,211.2	$4,501.1	$3,119.4
Cost of goods sold	760.0	730.9	623.4	2,186.9	1,741.6
Gross profit	777.3	786.0	587.8	2,314.2	1,377.8

Operating expenses:
Research and development	448.1	449.0	371.9	1,341.2	1,025.0
Selling, general and administrative	207.8	211.7	243.4	640.2	704.1
Legal settlement (a)	—	85.0	—	100.0	—
Restructuring related charges	15.6	1.2	5.9	18.1	31.1
Total operating expenses	671.5	746.9	621.2	2,099.5	1,760.2
Operating income (loss)	105.8	39.1	(33.4)	214.7	(382.4)
Interest income	1.5	0.8	0.2	2.8	0.6
Interest expense	(45.2)	(39.8)	(35.4)	(121.3)	(104.3)
Other income (loss), net	3.2	3.7	1.0	12.1	0.5
Interest and other income (loss), net	(40.5)	(35.3)	(34.2)	(106.4)	(103.2)
Income (loss) before income taxes	65.3	3.8	(67.6)	108.3	(485.6)
Provision (benefit) for income taxes	52.0	(0.5)	(5.0)	256.4	(58.4)
Net income (loss)	$13.3	$4.3	$(62.6)	$(148.1)	$(427.2)

Net income (loss) per share — basic:	$0.02	$0.01	$(0.08)	$(0.17)	$(0.55)

Net income (loss) per share — diluted:	$0.02	$0.01	$(0.08)	$(0.17)	$(0.55)

Weighted average shares:
Basic	852.6	850.9	828.6	850.5	781.0
Diluted	858.4	857.9	828.6	850.5	781.0

(a)	Relates to a settlement of a contractual dispute.

Marvell Technology, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(In millions)

	October 29, 2022	January 29, 2022
Assets
Current assets:
Cash and cash equivalents	$723.4	$613.5
Accounts receivable, net	1,390.7	1,048.6
Inventories	957.5	720.3
Prepaid expenses and other current assets	107.7	111.0
Total current assets	3,179.3	2,493.4
Property and equipment, net	521.5	462.8
Goodwill	11,579.0	11,511.1
Acquired intangible assets, net	5,372.6	6,153.4
Deferred tax assets	451.8	493.5
Other non-current assets	1,417.9	994.4
Total assets	$22,522.1	$22,108.6

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$476.2	$461.5
Accrued liabilities	1,111.7	622.6
Accrued employee compensation	248.3	241.3
Short-term debt	584.0	63.2
Total current liabilities	2,420.2	1,388.6
Long-term debt	3,927.6	4,484.8
Other non-current liabilities	615.3	533.1
Total liabilities	6,963.1	6,406.5

Stockholders’ equity:
Common stock	1.7	1.7
Additional paid-in capital	14,367.9	14,209.0
Accumulated other comprehensive loss	(0.8)	—
Retained earnings	1,190.2	1,491.4
Total stockholders’ equity	15,559.0	15,702.1
Total liabilities and stockholders’ equity	$22,522.1	$22,108.6

Marvell Technology, Inc.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Nine Months Ended
	October 29, 2022	October 30, 2021	October 29, 2022	October 30, 2021
Cash flows from operating activities:
Net income (loss)	$13.3	$(62.6)	$(148.1)	$(427.2)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	74.4	71.6	227.0	189.6
Stock-based compensation	146.1	119.1	421.7	325.9
Amortization of acquired intangible assets	269.9	279.3	814.2	684.6
Amortization of inventory fair value adjustment associated with acquisitions	10.4	21.5	26.0	191.1
Other expense, net	34.3	18.3	58.5	84.4
Deferred income taxes	(124.8)	(16.0)	53.6	(67.6)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(101.8)	(192.2)	(341.5)	(341.4)
Prepaid expenses and other assets	(197.5)	(19.1)	(382.4)	(65.3)
Inventories	(56.3)	(118.4)	(263.4)	(200.6)
Accounts payable	(37.8)	93.2	(33.9)	93.8
Accrued employee compensation	60.0	69.3	6.3	13.0
Accrued liabilities and other non-current liabilities	320.8	0.7	499.3	(7.2)
Net cash provided by operating activities	411.0	264.7	937.3	473.1
Cash flows from investing activities:
Purchases of technology licenses	(4.9)	(2.7)	(9.1)	(9.3)
Purchases of property and equipment	(42.7)	(76.8)	(152.2)	(130.4)
Acquisitions, net of cash acquired	(4.4)	60.4	(103.0)	(3,539.8)
Other, net	0.1	(0.1)	0.1	(2.6)
Net cash used in investing activities	(51.9)	(19.2)	(264.2)	(3,682.1)
Cash flows from financing activities:
Repurchases of common stock	(50.0)	—	(115.0)	—
Proceeds from employee stock plans	1.1	2.5	52.5	42.8
Tax withholding paid on behalf of employees for net share settlement	(29.5)	(52.9)	(201.2)	(169.1)
Dividend payments to stockholders	(51.1)	(50.4)	(153.1)	(140.3)
Payments on technology license obligations	(32.4)	(30.6)	(103.6)	(97.9)
Proceeds from issuance of debt	—	—	200.0	3,806.1
Principal payments of debt	(91.9)	(150.9)	(243.8)	(425.9)
Payment for repurchases and settlement of convertible notes	—	(0.3)	—	(181.2)
Proceeds from capped calls	—	—	—	160.3
Payment of equity and debt financing costs	—	—	—	(11.8)
Other, net	1.0	1.0	1.0	1.0
Net cash provided by (used in) financing activities	(252.8)	(281.6)	(563.2)	2,984.0
Net increase (decrease) in cash and cash equivalents	106.3	(36.1)	109.9	(225.0)
Cash and cash equivalents at beginning of period	617.1	559.6	613.5	748.5
Cash and cash equivalents at end of period	$723.4	$523.5	$723.4	$523.5

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2022	July 30, 2022	October 30, 2021	October 29, 2022	October 30, 2021
GAAP gross profit:	$777.3	$786.0	$587.8	$2,314.2	$1,377.8
Special items:
Stock-based compensation	12.1	9.3	9.4	33.8	21.9
Amortization of acquired intangible assets	181.9	183.9	169.7	540.2	430.8
Other cost of goods sold (a)	13.0	6.3	21.5	28.6	191.0
Total special items	207.0	199.5	200.6	602.6	643.7
Non-GAAP gross profit	$984.3	$985.5	$788.4	$2,916.8	$2,021.5

GAAP gross margin	50.6%	51.8%	48.5%	51.4%	44.2%
Non-GAAP gross margin	64.0%	65.0%	65.1%	64.8%	64.8%

Total GAAP operating expenses	$671.5	$746.9	$621.2	$2,099.5	$1,760.2
Special items:
Stock-based compensation	(134.0)	(135.2)	(109.7)	(387.9)	(320.9)
Restructuring related charges (b)	(15.6)	(1.2)	(5.9)	(18.1)	(31.1)
Amortization of acquired intangible assets	(88.0)	(87.9)	(109.6)	(274.0)	(253.8)
Legal settlement (c)	—	(85.0)	—	(100.0)	—
Other operating expenses (d)	(13.5)	(6.0)	(25.4)	(32.2)	(111.1)
Total special items	(251.1)	(315.3)	(250.6)	(812.2)	(716.9)
Total non-GAAP operating expenses	$420.4	$431.6	$370.6	$1,287.3	$1,043.3

GAAP operating margin	6.9%	2.6%	(2.8)%	4.8%	(12.3)%
Other cost of goods sold (a)	0.8%	0.4%	1.8%	0.6%	6.1%
Stock-based compensation	9.5%	9.5%	9.8%	9.4%	11.0%
Restructuring related charges (b)	1.0%	0.1%	0.5%	0.4%	1.0%
Amortization of acquired intangible assets	17.6%	17.9%	23.1%	18.1%	21.9%
Legal settlement (c)	—%	5.6%	—%	2.2%	—%
Other operating expenses (d)	0.9%	0.4%	2.1%	0.7%	3.7%
Non-GAAP operating margin	36.7%	36.5%	34.5%	36.2%	31.4%

Marvell Technology, Inc.
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

	Three Months Ended			Nine Months Ended
	October 29, 2022	July 30, 2022	October 30, 2021	October 29, 2022	October 30, 2021
GAAP interest and other income (loss), net	$(40.5)	$(35.3)	$(34.2)	$(106.4)	$(103.2)
Special items:
Debt issuance related costs and other (e)	(0.5)	(1.6)	(0.1)	(6.2)	19.8
Total special items	(0.5)	(1.6)	(0.1)	(6.2)	19.8
Total non-GAAP interest and other income (loss), net	$(41.0)	$(36.9)	$(34.3)	$(112.6)	$(83.4)

GAAP net income (loss)	$13.3	$4.3	$(62.6)	$(148.1)	$(427.2)
Special items:
Other cost of goods sold (a)	13.0	6.3	21.5	28.6	191.0
Stock-based compensation	146.1	144.5	119.1	421.7	342.8
Restructuring related charges (b)	15.6	1.2	5.9	18.1	31.1
Legal settlement (c)	—	85.0	—	100.0	—
Other operating expenses (d)	13.5	6.0	25.4	32.2	111.1
Amortization of acquired intangible assets	269.9	271.8	279.3	814.2	684.6
Debt issuance related costs and other (e)	(0.5)	(1.6)	(0.1)	(6.2)	19.8
Pre-tax total special items	457.6	513.2	451.1	1,408.6	1,380.4
Other income tax effects and adjustments (f)	20.6	(31.5)	(24.2)	165.4	(103.1)
Non-GAAP net income	$491.5	$486.0	$364.3	$1,425.9	$850.1

GAAP weighted average shares — basic	852.6	850.9	828.6	850.5	781.0
GAAP weighted average shares — diluted	858.4	857.9	828.6	850.5	781.0
Non-GAAP weighted average shares — diluted (g)	858.4	857.9	845.9	859.3	796.8

GAAP diluted net income (loss) per share	$0.02	$0.01	$(0.08)	$(0.17)	$(0.55)
Non-GAAP diluted net income per share	$0.57	$0.57	$0.43	$1.66	$1.07

(a)	Other cost of goods sold includes amortization of acquired inventory fair value adjustments.

(b)	Restructuring and other related items include asset impairment charges, employee severance costs, facilities related charges, and other.

(c)	Relates to a settlement of a contractual dispute.

(d)	Other operating expenses include acquisition related costs.

(e)	Debt issuance related costs and other includes the partial term loan repayment and bridge financing, and gains or losses on investments.

(f)
Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 6.0% for the three and nine months ended October 29, 2022, and for the three months ended July 30, 2022. Other income tax effects and adjustments relate to tax provision based on a non-GAAP income tax rate of 5.0% for the three and nine months ended October 30, 2021.

(g)	Non-GAAP diluted weighted average shares differs from GAAP diluted weighted average shares due to the non-GAAP net income reported.

Marvell Technology, Inc.
Outlook for the Fourth Quarter of Fiscal Year 2023
Reconciliations from GAAP to Non-GAAP (Unaudited)
(In millions, except per share amounts)

Outlook for Three Months Ended January 28, 2023
GAAP net revenue	$1,400 +/- 5%
Special items:	—
Non-GAAP net revenue	$1,400 +/- 5%

GAAP gross margin	49.2% +/- 1%
Special items:
Stock-based compensation	0.7%
Amortization of acquired intangible assets	13.2%
Other costs of goods sold	0.9%
Non-GAAP gross margin	~ 64.0%

Total GAAP operating expenses	~ $646
Special items:
Stock-based compensation	124
Amortization of acquired intangible assets	88
Restructuring related charges	2
Other operating expenses	2
Total non-GAAP operating expenses	~ $430

GAAP diluted net income per share	$0.00 +/- $0.05
Special items:
Stock-based compensation	0.16
Amortization of acquired intangible assets	0.31
Other cost of goods sold	0.02
Other income tax effects and adjustments	(0.03)
Non-GAAP diluted net income per share	$0.46 +/- $0.05

Quarterly Revenue Trend (Unaudited)

Our product solutions serve five large end markets where our technology is essential: (i) data center, (ii) enterprise networking, (iii) carrier infrastructure, (iv) consumer, and (v) automotive/industrial. These markets and their corresponding customer products and applications are noted in the table below:

End market	Customer products and applications
Data center
•Cloud and on-premise Artificial intelligence (AI) systems
•Cloud and on-premise ethernet switching
•Cloud and on-premise network-attached storage (NAS)
•Cloud and on-premise servers
•Cloud and on-premise storage area networks
•Cloud and on-premise storage systems
•Data center interconnect (DCI)

Enterprise networking
•Campus and small medium enterprise routers
•Campus and small medium enterprise ethernet switches
•Campus and small medium enterprise wireless access points (WAPs)
•Network appliances (firewalls, and load balancers)
•Workstations

Carrier infrastructure	•Digital Subscriber Line Access Multiplexers (DSLAMs) •Ethernet switches •Optical transport systems •Routers •Wireless radio access network (RAN) systems
Consumer	•Broadband gateways and routers •Gaming consoles •Home data storage •Home wireless access points (WAPs) •Personal Computers (PCs) •Printers •Set-top boxes
Automotive/industrial	•Advanced driver-assistance systems (ADAS) •Autonomous vehicles (AV) •In-vehicle networking •Industrial ethernet switches •United States military and government solutions •Video surveillance

Quarterly Revenue Trend (Unaudited) (Continued)

	Three Months Ended			% Change
Revenue by End Market (In millions)	October 29, 2022	July 30, 2022	October 30, 2021	YoY	QoQ
Data center	$627.3	$643.4	$499.8	26%	(3)%
Enterprise networking	376.0	340.3	247.2	52%	10%
Carrier infrastructure	271.4	285.2	215.1	26%	(5)%
Consumer	178.4	164.4	182.5	(2)%	9%
Automotive/industrial	84.2	83.6	66.6	26%	1%
Total Net Revenue	$1,537.3	$1,516.9	$1,211.2	27%	1%

	Three Months Ended
Revenue by End Market % of Total	October 29, 2022	July 30, 2022	October 30, 2021
Data center	41%	42%	41%
Enterprise networking	24%	22%	20%
Carrier infrastructure	18%	19%	18%
Consumer	12%	11%	15%
Automotive/industrial	5%	6%	6%
Total Net Revenue	100%	100%	100%

For further information, contact:
Ashish Saran
Senior Vice President, Investor Relations
408-222-0777
ir@marvell.com